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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
Adolph Coors Company
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

        This filing consists of a newsletter distributed to employees of Adolph Coors Company ("Coors") on October 6, 2004 in connection with the proposed combination of Coors and Molson Inc.

Special Edition
NEWSfacts

Wednesday, October 6, 2004
Produced by Coors Corporate Communications
AN INTERNAL PUBLICATION FOR CBC EMPLOYEES
(303) 277-2555    (303) 277-6246(FAX)

FTC CLEARS MERGER OF MOLSON/COORS

        The Denver Post reported the merger of Adolph Coors Company and Molson Inc. took a step forward Tuesday when U.S. regulators gave antitrust clearance for the proposed Molson Coors merger.

        According to The Daily Deal, the Federal Trade Commission (FTC) announced that it does not have antitrust objections to the deal.

        Regulators suspended the 30-day waiting period for antitrust investigations and are allowing the transaction to move ahead. No antitrust problems were found with the merger, so the full 30-day wait was suspended, reported Washington (AP).

        Still required are Canadian antitrust clearance, Securities and Exchange Commission clearance of the merger proxy document that will be sent to shareholders, and shareholder votes. Molson has tentatively scheduled a mid-December shareholder vote. Coors has not yet scheduled a vote.

        Editor's Note: The regulatory clearance mentioned above is one of several steps that must be completed in order for the merger to be approved.

        Coors has filed a preliminary joint proxy statement/management information circular regarding the proposed transaction with the Securities and Exchange Commission. Stockholders are urged to read the definitive joint proxy statement/management information circular when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive joint proxy statement/management information circular, as well as other filings containing information about Coors, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the definitive joint proxy statement/management information circular and the filings with the Securities and Exchange Commission that will be incorporated by reference in the definitive joint proxy statement/management information circular can also be obtained, without charge, by directing a request to Adolph Coors Company, 311 10th Street, Golden, Colorado 80401, Attention: Investor Relations, (303) 279-6565. The respective directors and executive officers of Coors and Molson and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Coors's and Molson's directors and executive officers, and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary joint proxy statement/management information circular filed with the Securities and Exchange Commission.

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FTC CLEARS MERGER OF MOLSON/COORS